Exhibit 10.1

FORM OF

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2022, is made by and among, NorthView Acquisition Corporation, a Delaware corporation (“Parent”), [●], a [●] (the “Stockholder”), and Profusa, Inc., a California corporation (the “Company”). Each of Parent, the Stockholder and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

A. On [●] 2022, Parent, [Merger Sub], a Delaware corporation (“Merger Sub”), and the Company entered into that certain Merger Agreement and Plan of Reorganization (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger;

B. The Stockholder is the record and beneficial owner of the number and type of equity securities of the Company set forth on Schedule A hereto (together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Stock”).

C. In consideration for the benefits to be received by the Stockholder under the terms of the Merger Agreement and as a material inducement to Parent agreeing to enter into, and consummate the transactions contemplated by, the Merger Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

D. The Parties acknowledge and agree that Parent and Merger Sub would not have entered into, and agreed to consummate the transactions contemplated by, the Merger Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

E. The Board of Directors of the Company (the “Board”) has (i) approved the Merger, the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (collectively, the “Merger Transactions”), (ii) determined that the Merger, the Merger Agreement and the Merger Transactions are advisable and in the best interests of the Company and its shareholders, and (iii) recommended that the Company’s shareholders approve and adopt the Merger, the Merger Agreement and the Merger Transactions;

F. Attached hereto as Annex I is a form of written consent (the “Conversion Written Consent”), which provides that all of the Preferred Stock (as defined in the Company’s Third Amended and Restated Articles of Incorporation (the “Articles”)) of the Company shall automatically be converted into shares of Common Stock (as defined in the Articles) in accordance with the provisions of Section III.4 of the Articles on the Closing Date immediately prior to the Approval (as defined herein) becoming effective.

[Signature Page to the Company Support Agreement]

G. Attached hereto as Annex II is a form of written consent (the “Transaction Written Consent”), which provides that the Merger, the Merger Agreement and the Merger Transaction are to be authorized and approved in all respects.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of this Agreement in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within five (5) Business Days) following the time at which the Registration Statement becomes effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and Parent the Company Stockholder Approvals (including, without limitation, by execution of the Conversion Written Consent and the Transaction Written Consent when solicited by the Company) under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 7.03 of the Merger Agreement (the “Approval”), including the Merger and any other transactions contemplated by the Merger Agreement to occur at or immediately prior to the Closing (collectively, the “Transactions”) and (ii) without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Stock against and withhold consent with respect to (x) any Acquisition Proposal or (y) any other matter, action or proposal that would reasonably be expected to result in (A) a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement or (B) any of the conditions to the Closing set forth in Sections 8.01 or 8.02 of the Merger Agreement not being satisfied; provided, that in the case or either (i) or (ii), the Merger Agreement shall not have been amended or modified without such Stockholder’s consent (1) to decrease the consideration payable under the Merger Agreement, or (2) to change the form of merger consideration in a manner adverse to such Stockholder.

(b) Without limiting any other rights or remedies of Parent, the Stockholder hereby irrevocably appoints Parent or any individual designated by Parent as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and re-substitution), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Stock in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Stock or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Approvals). The proxy granted in this Section 1(a) shall expire upon the termination of this Agreement.

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration of Parent entering into the Merger Agreement, and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Stock.

(d) The Stockholder shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to designate any other proxy or power of attorney with respect to the Subject Company Stock or enter into any other agreement, arrangement, or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Subject Company Stock, in each case, with respect to any of the matters set forth herein.

2. Post-Closing Lock-Up.

(a) Notwithstanding the provisions set forth in Section 2(b), the Stockholder or its Permitted Transferees may Transfer the Lock-up Shares (as defined below) during the Lock-up Period (as defined below) (i) to Parent’s officers or directors, (ii) to any Affiliates of the Stockholder; (iii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an Affiliate of such individual or to a charitable organization; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (v) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (vi) in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of Parent’s capital stock involving a change of control of Parent that has been approved by the board of directors of Parent; or (vii) by virtue of the laws of the State of Delaware or the Stockholder’s governance agreements upon dissolution of the Stockholder or in connection with a sale, merger or transfer of all or substantially all of the assets of the Stockholder or any other change of control of the Stockholder, not undertaken for the purpose of avoiding the restrictions imposed by this Agreement.

(b) The Stockholder hereby agrees that it shall not, and shall cause any of its Permitted Transferees not to, Transfer any Lock-Up Shares during the Lock-Up Period (the “Transfer Restriction”), except in accordance with the following:

(i) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “First Tranche”), upon the occurrence of the date that is six (6) months after the Closing;

(ii) during the Lock-Up Period, the Transfer Restriction shall expire with respect to twenty-five percent (25%) of the Lock-Up Shares (the “Second Tranche”), upon the occurrence of the date that is nine (9) months after the Closing;

(iii) on the date on which post-merger Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of post-merger Parent’s stockholders having the right to exchange their shares for cash, securities or other property, the Transfer Restriction will terminate with respect to all Lock-Up Shares; and

(iv) at the conclusion of the Lock-Up Period, the Transfer Restriction shall expire with respect to any Lock-Up Shares held by or subsequently acquired by the Stockholder.

(c) The per share stock prices referenced in this Agreement will be equitably adjusted on account of any changes in the equity securities of Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such transferee of the Lock-Up Shares as one of its equity holders for any purpose. In order to enforce this Section 2, Parent may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the end of Lock-Up Period, as applicable.

(e) During the applicable Lock-Up Period, each certificate (if any are issued) evidencing any Lock-Up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [☐], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, the Stockholder shall retain all of its rights as a shareholder of Parent with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares.

(g) For purposes of this Section 2:

(i) the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date that is twelve (12) months after the Closing Date; provided, that the Parties may mutually agree to shorten the duration of or otherwise waive the Lock-up Period;

(ii) the term “Lock-up Shares” means the shares of Parent Common Stock held by the Stockholder immediately following the Closing (but excluding (1) shares of Parent Common Stock acquired in the public market, (2) shares of Parent Common Stock acquired pursuant to a transaction exempt from registration under the Securities Act, and (3) shares of Parent Common Stock acquired pursuant to a subscription agreement where the issuance of Parent Common Stock occurs after the Closing), together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted;

(iii) the term “Permitted Transferees” means any Person to whom the Stockholder is permitted to transfer Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 2(a); and

3. Other Covenants and Agreements.

(a) Reference is made herein to the ROFR and Co-Sale Agreement, the Voting Agreement and the Investor Rights Agreement, each as defined on Schedule B hereto. The Stockholder, together with the other stockholders who are signing Company Support Agreements in substantially the form of this Agreement dated as of the date hereof (collectively, the “Signing Shareholders”), constitute: (a) the Key Holders (as defined in the ROFR and Co-Sale Agreement) who hold a majority of the Transfer Stock (as defined in the ROFR and Co-Sale Agreement) and the Key Holder Shares (as defined in the Voting Agreement) in each case held by Key Holders providing services to the Company as officers, employees or consultants as of the date hereof, (b) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (as defined in the ROFR and Co-Sale Agreement) as of the date hereof (voting as a single class and on an as-converted basis), (c) the holders of a majority of the Investor Shares (as defined in the Voting Agreement) as of the date hereof and (d) the holders of a majority of the Registrable Securities (as defined in the Investor Rights Agreement) outstanding as of the date hereof. The Stockholder, in conjunction with the other Signing Shareholders, and the Company hereby agrees that, notwithstanding anything to the contrary in any such agreement: (i) the ROFR and Co-Sale Agreement shall be terminated in accordance with Section 6.7 of the ROFR and Co-Sale Agreement, the Voting Agreement shall be terminated in accordance with Section 2.1(d) of the Voting Agreement and the Investor Rights Agreement shall be terminated in accordance with Section 5.14 of the Investor Rights Agreement and each such agreement shall be of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b) The Stockholder shall be bound by and subject to (i) Section 7.04 (Access to Information; Confidentiality) and Section 7.11 (Public Announcements) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, and (ii) Section 6.03 (Claims Against the Trust Account), Section 7.03 (Requisite Approval), and Section 7.05 (Non-Solicitation) of the Merger Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Stockholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 3(b), (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 3(b) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this Section 3(b)).

(c) The Stockholder acknowledges and agrees that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Parent and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

4. Stockholder Representations and Warranties. The Stockholder represents and warrants to Parent as follows:

(a) The Stockholder has full to power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Parent), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(b) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.

(c) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Stockholder is a legal entity, result in any breach of any provision of the Stockholder’s organizational and governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any governmental order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid, good and marketable title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law, under the Company Organizational Documents). Except for the equity securities of the Company set forth on Schedule A hereto, together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that are either permitted pursuant to, or acquired in accordance with, Section 6.01 of the Merger Agreement, the Stockholder does not own, beneficially or of record, any equity securities of the Company. The Stockholder does not own any right to acquire any equity securities of the Company. The Stockholder has the right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for this Agreement and the Merger Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (x) impair the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.

(e) There is no claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(f) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, Parent and (ii) it has been furnished with or given access to such documents and information about Parent and its respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby.

(g) In entering into this Agreement and the other Ancillary Agreements to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party and no other representations or warranties of Parent or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of Parent set forth in the Merger Agreement or any other Ancillary Agreement), any of their respective Affiliates or any other Person, either express or implied, and the Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party, none of Parent, Merger Sub, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.

5. Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement, pursuant to Section 2 or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Stock, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock to its Affiliates with prior written notice to (but without the consent of) Parent, subject to any such Affiliate transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the amendment or modification of the Merger Agreement without the Stockholder’s consent (1) to decrease the consideration payable under the Merger Agreement, or (2) to change the form of merger consideration in a manner adverse to such Stockholder and (d) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 3(b)(i) (solely to the extent that it relates to Section 7.04 (Access to Information; Confidentiality) of the Merger Agreement) and the representations and warranties set forth in Sections 4(g) and (h) shall each survive any termination of this Agreement and (iii) Section 3(b)(ii) (solely to the extent that it relates to Section 6.03 (Claims Against the Trust Account) of the Merger Agreement) shall survive the termination of this Agreement pursuant to Section 6(b). For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (A) a false or incorrect representation or warranty expressly set forth in this Agreement, (B) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (C) an intention to deceive another Party, to induce it to enter into this Agreement, (D) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (E) causing such Party to suffer damage by reason of such reliance.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company, Parent or any Affiliate of Parent, and (b) none of the Company, Parent or any Affiliate of Parent shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Parent, to:

NorthView Acquisition Corporation
207 West 25th St, 9th Floor
New York, NY 10001
Attention: Jack Stover
Email: jstover@comcast.net

with a copy to:

ArentFox Schiff LLP
1717 K Street NW
Suite 700
Washington, DC 20006
Attention: Ralph V. De Martino
Email: ralph.demartino@afslaw.com

(b)	If to the Company, to:

Profusa, Inc.
345 Allerton Ave.
South San Francisco, CA 94080
Attention: Ben Hwang
Email: ben.hwang@profusa.com

with a copy to:

Sidley Austin LLP
1999 Avenue of the Stars, 17th floor
Los Angeles, CA 90067
Attention: Mehdi Khodadad; Matthew Stoker
Email: mkhodadad@sidley.com;
            mstoker@sidley.com

(c) If to the Stockholder, to the notice address set forth on the Stockholder’s signature page hereto, or in each case to such other address or addresses as the Parties may from time to time designate in writing.

9. Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without Parent’s prior written consent (to be withheld or given in its sole discretion).

11. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

14. Incorporation by Reference. Sections 1.03 (Construction), 9.03 (Amendment), 10.02 (Non-Survival of Representations, Warranties and Covenants), 10.03 (Severability), 10.04 (Entire Agreement; Assignment), 10.06 (Governing Law), 10.07 (Waiver of Jury Trial), 10.08 (Headings), 10.09 (Counterparts; Electronic Delivery), 10.10 (Specific Performance), and 10.11 (No Recourse) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

 IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

NORTHVIEW ACQUISITION CORPORATION

By:
	Name:	Jack Stover
	Title:	Chief Executive Officer

PROFUSA, INC.

By:
Name:
Title:

[Signature Page to the Company Support Agreement]

 IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

[stockholder]

By:
Name:
Title:

Notice Information:

[●]
[●]
[●]
Attn:	[●]
E-mail:	[●]

with a copy to:

[●]
[●]
Attn:	[●]
E-mail:	[●]

[Signature Page to the Company Support Agreement]

SCHEDULE A

SUBJECT COMPANY STOCK

SCHEDULE B

AGREEMENTS TO BE TERMINATED

1.	Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 15, 2018, by and among Profusa, Inc. and the stockholders party thereto (the “ROFR and Co-Sale Agreement”)
2.	Amended and Restated Voting Agreement, dated as of May 15, 2018, by and among Profusa, Inc. and the stockholders party thereto. (the “Voting Agreement”)
3.	Amended and Restated Investor Rights Agreement, dated as of May 15, 2018, by and among Profusa, Inc. and the stockholders party thereto. (the “Investor Rights Agreement”)

ANNEX I

FORM OF CONVERSION WRITTEN CONSENT

ACTION BY WRITTEN CONSENT

OF THE SHAREHOLDERS

OF

PROFUSA, INC.

The undersigned shareholders of Profusa, Inc., a California corporation (the “Company”), hereby consent with respect to all shares of the Company’s capital stock owned by such shareholders, pursuant to Section 603 of the California Corporations Code and the Company’s Amended and Restated Bylaws, to the adoption of the following resolutions and to the taking of the actions referred to in such resolutions:

I.	Mandatory Conversion of Preferred Stock to Common Stock

Whereas, the Company has been presented with that certain Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, NorthView Acquisition Corp., a Delaware corporation (“Parent”), [Merger Sub], a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger;

Whereas, pursuant to Section C.4(l)(i)(A) of Article III of the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), each share of the Company’s Preferred Stock (the “Preferred Stock”) shall automatically be converted into shares of the Company (the “Common Stock”), based on the then-effective applicable Series Preferred Conversion Price (as defined in the Charter), at any time upon the affirmative election (such conversion, the “Mandatory Conversion,” and the date and time of such Mandatory Conversion, the “Mandatory Conversion Time”) of the holders of at least a majority of the outstanding shares of the Preferred Stock, voting as a single class on an as-if-converted basis (collectively, the “Requisite Shareholders”); and

Whereas, the undersigned shareholders constitute the Requisite Shareholders and desire to cause the Mandatory Conversion of the issued and outstanding shares of Preferred Stock into shares of Common Stock on the Closing Date (as defined in the Merger Agreement) immediately prior to the Closing (as defined in the Merger Agreement) in accordance with the provisions of Section C.4(l)(i)(A) of Article III of the Charter.

Now, Therefore, Be It Resolved, that the Mandatory Conversion be, and it hereby is, authorized and approved in all respects;

Resolved Further, that the Mandatory Conversion Time shall be immediately prior to the Closing on the Closing Date;

Resolved Further, that all prior actions taken by the Company’s Board of Directors and officers with respect to the Mandatory Conversion and otherwise in connection with effecting the purposes and intent of the Mandatory Conversion be, and each of them hereby is, authorized, ratified and approved in all respects; and

Resolved Further, that the foregoing resolutions shall satisfy the requirements set forth in Section C.4(l)(i)(A) of Article III of the Charter.

Resolved Further, if the Merger Agreement is terminated in accordance with its terms at any time prior to the Closing, the Mandatory Conversion shall not occur.

II.	General Authorizing Resolutions

Resolved, that the appropriate officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the Company’s name and on its behalf, to execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements to such documents, or to do or to cause to be done any and all other acts and things as such officers, and each of them may, in their reasonable discretion with the advice of the Company’s outside legal counsel, deem necessary or appropriate to carry out the purposes of the foregoing resolutions; and

Resolved Further, that all prior actions taken by the officers of the Company in furtherance of these resolutions be, and they hereby are, ratified and approved.

This Action by Written Consent shall be filed with the minutes of the proceedings of the shareholders of the Company. By executing this Action by Written Consent, the undersigned shareholders are giving written consent with respect to all shares of the Company’s capital stock held by such shareholders in favor of the above resolutions. This Action by Written Consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including .PDF or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

In Witness Whereof, the undersigned has executed this Action by Written Consent effective as of the date written below.

Shareholder:

If an entity:

Entity Name:

By:
(Signature)

Name:

Title:

Date:

If an individual:

By:
(Signature)

Name:

Date:

[Profusa, Inc. – Shareholder Consent]

ANNEX II

FORM OF TRANSACTION WRITTEN CONSENT

ACTION BY WRITTEN CONSENT

OF THE SHAREHOLDERS

OF

PROFUSA, INC.

The undersigned shareholders of Profusa, Inc., a California corporation (the “Company”), hereby consent with respect to all shares of the Company’s capital stock owned by such shareholders, pursuant to Section 603 of the California Corporations Code and the Company’s Amended and Restated Bylaws, to the adoption of the following resolutions and to the taking of the actions referred to in such resolutions:

I.	Approval Merger Agreement and Plan of Reorganization

Whereas, the Company has been presented with that certain Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among the Company, NorthView Acquisition Corp., a Delaware corporation (“Parent”), [Merger Sub], a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger;

Whereas, the Board of Directors of the Company (the “Board”) has (i) approved the Merger, the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement (collectively, the “Merger Transactions”), (ii) determined that the Merger, the Merger Agreement and the Merger Transactions are advisable and in the best interests of the Company and its shareholders, and (iii) recommended that the Company’s shareholders approve and adopt the Merger, the Merger Agreement and the Merger Transactions;

Whereas, immediately prior to the Closing (as defined in the Merger Agreement), the issued and outstanding shares of the Company’s Series A Preferred Stock (the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”), Series C Preferred Stock (the “Series C Preferred”) and Series C-1 Preferred Stock (the “Series C-1 Preferred,” and together with the Series A Preferred, Series B Preferred and Series C Preferred, the “Preferred Stock”), shall convert (the “Preferred Conversion”) into shares of the Company’s Common Stock (the “Common Stock”) in accordance with the Mandatory Conversion provision set forth in Section C.4(l)(i)(A) of Article III of the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”); and

Whereas, the undersigned shareholders, representing a majority of the Common Stock of the Company following the occurrence of the Preferred Conversion approve the Merger, the Merger Agreement and the Merger Transactions.

Now, Therefore, Be It Resolved, that the Merger, the Merger Agreement and the Merger Transactions be, and they hereby are, authorized and approved in all respects;

Resolved Further, that all prior actions taken by the Board and officers of the Company with respect to the preparation and negotiation of the Merger Agreement and otherwise in connection with effecting the purposes and intent of the Merger, the Merger Agreement and the Merger Transactions be, and each of them hereby is, authorized, ratified and approved in all respects; and

II.	General Authorizing Resolutions

Resolved, that the appropriate officers of the Company be, and each of them hereby is, authorized, directed and empowered, in the Company’s name and on its behalf, to execute any applications, certificates, agreements or any other instruments or documents or amendments or supplements to such documents, or to do or to cause to be done any and all other acts and things as such officers, and each of them may, in their reasonable discretion with the advice of the Company’s outside legal counsel, deem necessary or appropriate to carry out the purposes of the foregoing resolutions; and

Resolved Further, that all prior actions taken by the officers of the Company in furtherance of these resolutions be, and they hereby are, ratified and approved.

This Action by Written Consent shall be filed with the minutes of the proceedings of the shareholders of the Company. By executing this Action by Written Consent, the undersigned shareholders are giving written consent with respect to all shares of the Company’s capital stock held by such shareholders in favor of the above resolutions. This Action by Written Consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including .PDF or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

In Witness Whereof, the undersigned has executed this Action by Written Consent effective as of the date written below.

Shareholder:

If an entity:

Entity Name:

By:
(Signature)

Name:

Title:

Date:

If an individual:

By:
(Signature)

Name:

Date:

[Profusa, Inc. – Shareholder Consent]

Exhibit A

Merger Agreement and Plan of Reorganization